Exhibit 99.2

Excell Battery Canada Inc. and 656700 BC Ltd.

Combined Consolidated Financial Statements

For the Period from February 1, 2021 to December 12, 2021

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders

of Excell Battery Canada Inc. and 656700 BC Ltd.

We have audited the accompanying combined consolidated financial statements of Excell Battery Canada Inc. and 656700 BC Ltd., including its wholly-owned subsidiary Excell Battery Corporation USA (collectively, the “Company”), which comprise the balance sheet as of December 12, 2021, and the related statements of income and comprehensive income, changes in stockholders’ equity and cash flows for the period from February 1, 2021 to December 12, 2021, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement, whether due to fraud or error.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 12, 2021, and the results of its operations and its cash flows for the period from February 1, 2021 to December 12, 2021 in accordance with accounting principles generally accepted in the United States of America.

/s/ MNP LLP

Vancouver, British Columbia

April 28, 2022

(2)

EXCELL BATTERY CANADA INC. AND 656700 BC LTD.

COMBINED CONSOLIDATED BALANCE SHEET

DECEMBER 12, 2021

(AMOUNTS IN USD)

ASSETS
Current assets
Cash	$736,206
Accounts receivable, net	3,569,611
Inventory, net	3,444,871
Income tax receivable	132,427
Other current assets	652,513
Total current assets	8,535,628

Property, plant and equipment, net	434,179
Other noncurrent assets	30,306

TOTAL ASSETS	$9,000,113

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,450,153
Accrued expenses and other current liabilities	562,524
Accrued compensation	540,014
Total current liabilities	2,552,691

Stockholders’ equity
Common stock	65
Preferred stock	33,678
Additional paid-in capital	4,552,066
Retained earnings	1,861,613
Total stockholders’ equity	6,447,422

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,000,113

The accompanying notes are an integral part of these combined consolidated financial statements.

(3)

EXCELL BATTERY CANADA INC. AND 656700 BC LTD.

COMBINED CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME

FOR THE PERIOD FROM FEBRUARY 1, 2021 TO DECEMBER 12, 2021

(AMOUNTS IN USD)

Sales	$18,456,092
Cost of sales	14,132,315

Gross profit	4,323,777

Operating expenses
Sales & marketing	867,128
Research & development	7,136
General & administrative	2,169,433
Total operating expenses	3,043,697

Income from operations	1,280,080

Other income (expense)
Loss on foreign exchange	(20,063)
Other income	692,131
Total other income	672,068

Income before income taxes	1,952,148
Income tax expense, net	(458,994)

Net income and comprehensive income	$1,493,154

The accompanying notes are an integral part of these combined consolidated financial statements.

(4)

EXCELL BATTERY CANADA INC. AND 656700 BC LTD.

COMBINED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM FEBRUARY 1, 2021 TO DECEMBER 12, 2021

(AMOUNTS IN USD)

					Additional		Total
	Common Stock		Preferred stock		Paid-In	Retained	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity

Balance, February 1, 2021	22,708	$28	20,000	$33,678	$4,552,066	$5,148,572	$9,734,344

Dividends paid	-	-	-	-	-	(4,780,113)	(4,780,113)

Issuance of common shares	4,446	37	-	-	-	-	37

Net income	-	-	-	-	-	1,493,154	1,493,154

Balance, December 12, 2021	27,154	$65	20,000	$33,678	$4,552,066	$1,861,613	$6,447,422

The accompanying notes are an integral part of these combined consolidated financial statements.

(5)

EXCELL BATTERY CANADA INC. AND 656700 BC LTD.

COMBINED CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD FEBRUARY 1, 2021 TO DECEMBER 12, 2021

(AMOUNTS IN USD)

Cash flows from operating activities
Net income	$1,493,154
Adjustments to reconcile net income to net cash from operating activities:
Depreciation expense	105,338
Loss on disposal of property and equipment	18,983
Change in operating assets and liabilities:
Accounts receivable	(733,775)
Inventory	(410,846)
Prepaid and other current assets	(482,587)
Income tax receivable	(76,609)
Accounts payable	476,599
Accrued expenses and other liabilities	343,717
Accrued compensation	231,953
Income tax payable	(286,499)
Net cash provided by operating activities	679,428

Cash flows from investing activities
Purchases of property and equipment	(27,865)
Net cash used by investing activities	(27,865)

Cash flows from financing activities
Dividends to shareholders	(4,780,113)
Repayment of advances from shareholders	(728,695)
Issuance of common shares	37
Net cash used by financing activities	(5,508,771)

Net decrease in cash	(4,857,208)

Cash, beginning of year	5,593,234

Cash, end of year	$736,206

The accompanying notes are an integral part of these combined consolidated financial statements.

(6)

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying combined consolidated financial statements include Excell Battery Canada Inc., a British Columbia corporation (‘Excell Canada’), and 656700 B.C. Ltd, a British Columbia corporation (‘656700’), and its wholly owned subsidiary Excell Battery Corporation US, a Texas Corporation, (‘Excell USA’ and together with Excell Canada and 656700, ‘Excell’ or the ‘Company’). Excell, which operates under the name Excell Battery Group, are leading independent designers and manufacturers of high-performance smart battery systems, battery packs and monitoring systems to customer specifications. The Company serves a variety of industrial markets including downhole drilling, OEM industrial and medical devices, automated meter reading, ruggedized computers, and mining, marine and other mission critical applications which demand uncompromised safety, service, reliability, and quality.

Basis of Presentation – The accompanying combined consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP).

Basis of Combination – The combined consolidated financial statements include Excell Canada and Excell USA Consolidated. Although Excell Canada Inc. and Excell USA Consolidated do not constitute a combined or legal entity, their financial statements are combined as they are related by ownership. Intercompany accounts and transactions have been eliminated in combination.

Basis of Consolidation – The combined consolidated financial statements include the consolidated financial statements of 656700 and its wholly-owned subsidiary Excell USA (collectively ‘Excell USA Consolidated’). Intercompany accounts and transactions have been eliminated in consolidation.

Fiscal Year – The Company historically followed a fiscal year end of January 31. For the purpose of these combined consolidated financial statements, the financials will be for the period from February 1, 2021 to December 12, 2021 because there was a change in control of the Company on December 13, 2021, which is further disclosed in Note 10 (Subsequent event).

Use of Estimates – The preparation of the combined consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates include, but are not limited to, allowance for doubtful accounts and inventory valuation reserves, useful lives used in depreciation and amortization, income taxes, and legal obligations.

Revenue Recognition – Revenues are generated from the sale of products. Performance obligations are met and revenue is recognized upon transfer of control to the customer, which is generally upon shipment. When contract terms require transfer of control upon delivery at a customer’s location, revenue is recognized on the date of delivery. Revenue is measured as the amount of consideration we expect to receive in exchange for shipped product. Sales, value-added and other taxes billed and collected from customers are excluded from revenue. Customers, including distributors, do not have a general right of return.

Revenues recognized from prior period performance obligations for the period February 1, 2021 to December 12, 2021 were not material.

As of December 12, 2021, the Company had no unsatisfied performance obligations for contracts with an original expected duration of greater than one year.

Deferred revenue, unbilled revenue and deferred contract costs recorded on our combined consolidated balance sheet as of December 12, 2021 were not material.

(7)

EXCELL BATTERY CANADA INC. AND 656700 BC LTD.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM FEBRUARY 1, 2021 TO DECEMBER 12, 2021

(AMOUNTS IN USD)

Accounts Receivable – Accounts receivable are stated net of allowance for doubtful accounts. The Company estimates the allowance for doubtful accounts based on an analysis of specific customers, taking into consideration the age of past due accounts and an assessment of the customer’s ability to pay. On December 12, 2021, the Company does not have any allowance for doubtful accounts.

Inventory – The Company’s inventories are stated at the lower of cost or net realizable value. Cost is determined by the weighted average method. Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs of completion and selling costs. The Company maintains a reserve for inventory obsolescence and regularly evaluates its inventory. Items with no movement in 18 months or more are generally reserved or written off.

Depreciation and Amortization – Property, plant and equipment are initially stated at cost.  Depreciation is computed using the straight-line method over the estimated useful lives.  Estimated useful lives are as follows (in years):

Machinery and equipment	7
Furniture and fixtures	5
Computer hardware	2
Computer software	2
Leasehold improvements	Lesser of useful life or lease term

Betterments, renewals and extraordinary repairs that extend the useful life of assets are capitalized.  Other repairs and maintenance costs are expenses when incurred.  Upon disposal, the cost and accumulated depreciation of an asset are removed from the accounts and gain or loss on disposition is recognized in income.

Impairment of Long-Lived Assets – Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the carrying amount of the asset exceeds its estimated undiscounted net cash flow, excluding interest, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds its fair value. There was no impairment recognized as of December 12, 2021.

Foreign Currency– These combined consolidated financial statements have been presented in US dollars, the functional currency of the Company. Transaction amounts denominated in foreign currencies are translated at exchange rates prevailing at the transaction dates. Carrying values of monetary assets and liabilities reflect the exchange rates at the balance sheet date. Gains and losses on translation or settlement are included in the determination of net earnings for the current year.

Fair Value Considerations – The Company uses fair value to measure financial assets and liabilities and certain nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date.

The fair value hierarchy established and prioritized fair value measurements into three levels based on the nature of the inputs. The hierarchy gives the highest priority to inputs based on market data from independent sources (observable inputs – Level 1) and the lowest priority to a reporting entity’s internal assumptions based upon the best information available when external market data is limited or unavailable (unobservable inputs – Level 3).

Those financial instruments recorded at cost in the accompanying combined consolidated balance sheet (primarily receivables and payables) are carried at amounts which reasonably approximate their fair value.

(8)

EXCELL BATTERY CANADA INC. AND 656700 BC LTD.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM FEBRUARY 1, 2021 TO DECEMBER 12, 2021

(AMOUNTS IN USD)

Share capital – The Company’s redeemable preferred shares issued in tax planning arrangements are not mandatorily redeemable financial instruments. The redeemable preferred shares can be redeemed by choice of either Company or holders. Therefore, the redeemable preferred shares are classified as equity rather than liability. Upon redemption, any excess of redemption value over their par value is recognized first as additional paid-in capital, to the extent that additional paid-in capital was created as a result of transactions in shares of the same class, then to retained earnings. Conversely, if the redemption value of the preferred shares is below their par value, the differences is recognized in additional paid-in capital.

Any distributions, including dividends, from the Company to the holders of the preferred shares issued in tax planning arrangements are charged to equity.

Stock based compensation – The compensation cost relating to share-based payment transactions is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the employee’s requisite service period (generally the vesting period of the equity award).

Income Taxes – Income taxes are provided based on the liability method for financial reporting purposes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

Uncertain tax positions are recognized in the financial statements only if that position is more-likely-than-not of being sustained upon examination by taxing authorities, based on the technical merits of the position. The Company recognizes interest and penalties related to uncertain tax positions in income tax expense.

Cash – The Company’s cash balances may at times exceed federally insured limits. We have not experienced any losses in these accounts and believe we are not exposed to any significant risk with respect to cash.

Concentration of Credit Risk – Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains deposits with financial institutions in excess of federally insured limits. Management monitors the credit ratings and concentration of risk with these financial institutions on a continuing basis to mitigate this risk. The Company performs ongoing credit evaluations as to the financial condition of its customers. Generally, no collateral is required as a condition of sale. The Company provides an allowance for doubtful accounts based upon current customer conditions.

During the period from February 1, 2021 to December 12, 2021 sales to one customer represented 22% of total net sales.

Government Grants – Government grants are recognized when there is a reasonable assurance that the conditions attached to the government grants will be met and will continue to comply with all of the conditions and that the grant is received. Government assistance is recorded as other income in the period that the related costs were expended and is intended to compensate for costs incurred by the Company.

Going concern - The Company’s combined consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

(9)

EXCELL BATTERY CANADA INC. AND 656700 BC LTD.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM FEBRUARY 1, 2021 TO DECEMBER 12, 2021

(AMOUNTS IN USD)

Recent Accounting Pronouncements – In February 2016, the FASB issued ASU No. 2016-02, Leases, which aims to make leasing activities more transparent and comparable and requires substantially all leases be recognized by lessees on their balance sheet as a right-of-use asset and corresponding lease liability, including leases currently accounted for as operating leases. In June 2020, the FASB issued ASU 2020-05 which deferred the effective date of ASU 842 for private companies and certain not-for-profit (“NFP”) entities. For private companies and private NFP entities, ASC 842 will be effective for fiscal years beginning after December 15, 2021. Early application continues to be permitted. The Company has opted to defer the effective date of ASC 842 to next fiscal year. As such, no right of use asset and lease liability need to be recognized as of February 1, 2021, and December 12, 2021. The Company estimates the adoption of ASU N0. 2016-02 will result in a $965,000 right of use asset and corresponding lease liability on the Company’s balance sheets. Adoption will not impact net earnings.

NOTE 2 – INVENTORY

Inventory consisted of the following as of December 12, 2021:

Raw materials	$2,706,865
Work in progress	240,299
Finished goods	611,080
3,558,244
Less: reserve for obsolescence	(113,373)

Total inventory, net	$3,444,871

NOTE 3 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following on December 12, 2021:

Machinery and equipment	$1,155,834
Furniture and fixtures	326,636
Computer hardware	167,839
Computer software	1,540
Leasehold improvements	11,409
Other	5,088
Total depreciable property	1,668,346
Less: accumulated depreciation and amortization	(1,234,167)

Total property, plant and equipment, net	$434,179

Depreciation expense totaled $105,338, of which $73,738 is included in cost of sales and $31,600 is included in operating expenses on the combined consolidated statement of income and other comprehensive income for the period ended December 12, 2021.

(10)

EXCELL BATTERY CANADA INC. AND 656700 BC LTD.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM FEBRUARY 1, 2021 TO DECEMBER 12, 2021

(AMOUNTS IN USD)

NOTE 4 – INCOME TAXES

The following table reconciles the income tax benefit at the U.S. Federal statutory rate to income tax benefit at the Company's effective tax rate.

2021
Net income for the year	1,952,148
Statutory tax rate	21.00%
Computed expected (benefit) income taxes	409,951
Permanent differences and non-taxable items	(43,914)
Change in estimates	(23,586)
Adjustment for foreign tax rates	58,768
Tax effect of Part VI.1 tax	11,452
Withholding taxes	38,718
Other	809
Valuation allowance	6,796
Income tax expense	458,994

Significant components of deferred income tax assets are as follows:

Deferred tax assets
Non-capital loss carried forward	$16,437
Fixed Assets	12,494
Inventory	12,514
Valuation allowance	(31,045)
Net deferred tax assets	10,400
Deferred tax liabilities
Fixed Assets	(10,400)
Net deferred tax assets and liabilities	$0

The Company has incurred historical operating losses of approximately $60,869 for administrative expenses incurred by 656700 BC Ltd.

(11)

EXCELL BATTERY CANADA INC. AND 656700 BC LTD.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM FEBRUARY 1, 2021 TO DECEMBER 12, 2021

(AMOUNTS IN USD)

NOTE 5 – SHARE CAPITAL

Authorized share capital consisted of the following on December 12, 2021:

Class A Common Shares	No Max
Class B Common Shares	No Max
Class C Preferred Shares	No Max
Class D Preferred Shares	2,000
Class E Preferred Shares	2,000
Class F Preferred Shares	2,000
Class G Preferred Shares	2,000

Issued share capital consisted of the following on December 12, 2021:

	Shares	Amount
Class A voting common shares without par value	2,000	$20
Class B non-voting common shares without par value	25,154	45
Total common shares	27,154	$65

Class C non-voting, non-cumulative shares without par value	19,975	$715
Class F non-voting, non-cumulative shares without par value	25	32,963
Total preferred shares	20,000	$33,678

Class C non-voting, non-cumulative preferred shares without par value can be redeemed by choice of either the Company or the holders for $1,676 per share. Dividend rate not to exceed 10% per annum of the Class C redemption amount.

Class F non-voting, non-cumulative preferred shares without par value can be redeemed by choice of either the Company or the holders for $1,676 per share.

NOTE 6 – GOVERNMENT ASSISTANCE

During the period February 1, 2021 to December 12, 2021, the Company recognized $396,897 in other income from Canada Emergency Wage Subsidy (“CEWS”) and Canada Emergency Rent Subsidy (“CERS”). CEWS and CERS, introduced in response to the COVID-19 pandemic, provided eligible employers with a subsidy to cover a portion of wage costs paid to eligible employees and rent expenses during prescribed claim periods.

Included in other income for the period from February 1, 2021 to December 12, 2021 is $315,230 in government assistance from the United States Government pursuant to the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security (CARES) Act.

There are no unfulfilled conditions related to amounts recognized. However, amounts claimed under these programs are subject to validation and detailed verification by the Federal Government. Due to the nature of the eligibility requirements and related calculations, judgement is applied in assessing compliance, management believes there is reasonable assurance that the Company has complied with all conditions.

NOTE 7 – RELATED PARTY TRANSACTIONS

During the period from February 1, 20221 to December 12, 2021, the Company paid $82,880 in management fees to two shareholders.

(12)

EXCELL BATTERY CANADA INC. AND 656700 BC LTD.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM FEBRUARY 1, 2021 TO DECEMBER 12, 2021

(AMOUNTS IN USD)

NOTE 8 – STOCK BASED COMPENSATION

The Company has a stock option plan available to a single member of executive management. The general terms of award under the plan provide options of common stock of the Company are granted to the member of executive management over the passing of time for their performance. These options vest over period ranging from 3 months to 5 years and expire maximum of 10 years after vesting. 5,502 common shares have been authorized for grant under the terms of the plan.

Options outstanding are as follows:

	Number of shares	Weighted average exercise price	Weighted average remaining contractual term

Shares under option - February 1, 2021	4,699	0.01	11
Options granted	-	-
Options exercised	(4,699)	0.01
Options expired	-	-
Shares under option - December 12, 2021	-	-

During the period from February 1, 2021 to December 21, 2021, compensation cost recognized in net earnings with respect to stock options was not material.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Litigation – From time-to-time, the Company is subject to various litigation and other claims in the normal course of business. The Company establishes liabilities in connection with legal actions that management deems to be probable and estimable. No material amounts have been accrued in the financial statements with respect to any matters.

Operating Leases – The Company’s operating leases consist primarily of operating facilities with varying maturities through December 2031. Rent expense for these leases totaled $369,052 for the period ended December 12, 2021.

(13)

EXCELL BATTERY CANADA INC. AND 656700 BC LTD.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM FEBRUARY 1, 2021 TO DECEMBER 12, 2021

(AMOUNTS IN USD)

Future minimum lease payments under the noncancelable operating leases are as follows:

For the Years Ending
December 31,	Amount
2021	$5,245
2022	162,833
2023	147,133
2024	136,466
2025	138,380
2026	139,497
Thereafter	424,319
Total	$1,153,873

NOTE 10 – SUBSEQUENT EVENT

On December 13, 2021, all of the outstanding shares of Excell were acquired by Ultralife Corporation for an aggregate net purchase price of $23.5 million.

(14)